UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 15, 2025
Date of Report (Date of earliest event reported)
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Smith Douglas Homes Corp.
(Exact name of registrant as specified in its charter)
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Delaware	001-41917	93-1969003
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Village Trail, Suite 215 Woodstock, Georgia 30188 (Address of principal executive offices) (Zip Code)

(770) 213-8067 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SDHC	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On May 15, 2025 (the “Closing Date”), Smith Douglas Holdings LLC and certain indirect subsidiaries of Smith Douglas Homes Corp. (collectively, the “Smith Douglas Borrowers”), entered into that certain Lender Addition and Acknowledgment Agreement and First Amendment to Amended and Restated Credit Agreement and Other Loan Documents (the “First Amendment”) by and among Smith Douglas Holdings LLC, the other Smith Douglas Borrowers party thereto, Wells Fargo Bank, National Association, as administrative agent for the lenders, and certain financial institutions party thereto as lenders. The First Amendment amends the Amended and Restated Credit Agreement entered into on January 16, 2024, as amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date, by and among, among others, certain of the Smith Douglas Borrowers party thereto, certain financial institutions from time to time party thereto as lenders, and Wells Fargo Bank, National Association, as administrative agent (the “Original Credit Agreement” and as amended by the First Amendment, the “Credit Agreement”).

The First Amendment amends the Original Credit Agreement to, among other things, (i) increase the total revolving commitments to $325.0 million, (ii) increase certain thresholds and sublimits in the borrowing base to allow for additional borrowing flexibility, (iii) extend the revolving loan maturity date to May 15, 2029 and (iv) revise certain financial covenants applicable to the Smith Douglas Borrowers.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
10.1†^	Lender Addition and Acknowledgment Agreement and First Amendment to Amended and Restated Credit Agreement and Other Loan Documents, dated May 15, 2025, by and among Smith Douglas Holdings LLC, Smith Douglas Building Services LLC, SDH Atlanta LLC, SDH Alabama LLC, SDH Nashville LLC, SDH Raleigh LLC, SDH Charlotte LLC, SDH Houston LLC, SDH Central Georgia LLC, SDH Dallas LLC, SDH Greenville LLC, Wells Fargo Bank, National Association, in its capacity as administrative agent for the lenders and Wells Fargo Bank, National Association, Bank of America, N.A., JPMorgan Chase Bank, N.A., Fifth Third Bank, National Association, Royal Bank of Canada and Trustmark National Bank as lenders.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

† Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Regulation S-K, Item (601)(b)(10). The Registrant undertakes to furnish supplemental copies including the omitted portions upon request by the SEC.
^ Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2025	SMITH DOUGLAS HOMES CORP.

	By:	/s/ Russell Devendorf
Russell Devendorf
Executive Vice President and Chief Financial Officer